As filed with the Securities and Exchange Commission on July 1, 2005.

File No. 333-102743

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Massachusetts	04-2664016
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

John Hancock Place

Boston, Massachusetts 02116

(617) 572-6000

(Address, including zip code and telephone number,

including area code, of registrant’s principal executive offices)

JOHN HANCOCK FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3483032
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

John Hancock Place

Boston, Massachusetts 02116

(617) 572-6000

(Address, including zip code and telephone number,

including area code, of registrant’s principal executive offices)

Arnold R. Bergman, Esq.

John Hancock Variable Life Insurance Company

601 Congress Street

Boston, Massachusetts 02110-2805

(617) 663-3000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With a copy to:

Michael L. Fantozzi, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

(617) 542-6000

Approximate date of commencement of proposed sale to the public: Not applicable.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES

The Registrants hereby amend their Registration Statement on Form S-3 (File No. 333-102743), initially filed with the Securities and Exchange Commission (the “Commission”) on January 27, 2003 (the “Form S-3”), by deregistering all of the market value adjustment interests under deferred annuity contracts that remain unsold by John Hancock Variable Life Insurance Company (“JHVLICO”) and the guarantees of John Hancock Financial Services, Inc. relating thereto as of the date hereof (collectively, the “Remaining Securities”).

Hereafter, market value adjustment interests under deferred annuity contracts of JHVLICO, together with subordinated guarantees of Manulife Financial Corporation (“MFC”) relating thereto, will be sold under the Registration Statement on Form F-3, initially filed with the Commission on April 21, 2005, by JHVLICO and MFC (File Nos. 333-124224 and 333-124224-01).

Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the “Act”), and the undertaking contained in the Form S-3 pursuant to Item 512(a)(3) of Regulation S-K promulgated under the Act, the Registrants hereby remove all of the Remaining Securities from registration. The registration is hereby terminated.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on July 1, 2005.

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
(Registrant)

By:	/s/ Peter Copestake
	Name:	Peter Copestake
	Title:	Treasurer

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and Commonwealth of Massachusetts, on July 1, 2005.

JOHN HANCOCK FINANCIAL SERVICES, INC.
(Registrant)

By:	/s/ Peter Copestake
Peter Copestake
Treasurer

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